Filed Pursuant to Rule 424(b)(5)

Registration No. 333-237545

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated August 26, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 15, 2020)

Shares

AUDIOEYE, INC.

Common Stock

We are offering            shares of our common stock, par value $0.00001 per share. Our common stock is listed on The NASDAQ Capital Market under the symbol “AEYE.” On August 24, 2020, the last reported sales price of our common stock on The NASDAQ Capital Market was $19.32 per share.

The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

As of August 24, 2020, the aggregate market value of our common stock held by non-affiliates was $103,893,300, based on 9,300,587 outstanding shares of common stock, of which 5,377,500 shares are held by non-affiliates.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 2 of the accompanying prospectus, and our most recent Annual Report on Form 10-K and our other periodic filings with the Securities and Exchange Commission, or the SEC, incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Share		Total
Public Offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses to us	$		$

(1)	We refer you to “Underwriting” beginning on page S-10 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriter a 30-day option to purchase up to an additional                  shares of common stock at the public offering price, less the underwriting discounts and commissions.

The underwriter expects to deliver the shares against payment on or about August      , 2020.

B. RILEY FBR

The date of this prospectus supplement is August      , 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses. We have not and the underwriter has not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of the applicable document.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, shares of our common stock offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of shares of our common stock offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of our common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus, or any related free writing prospectus, are the property of their respective owners.

All references in this prospectus supplement and the accompanying prospectus to “AudioEye,” the “Company,” “we,” “us,” “our,” or similar references refer to AudioEye, Inc., a Delaware corporation.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements reflect our expectations and projections about our future results, performance, prospects and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Readers are cautioned that forward-looking statements are not guarantees of future performance.  Our actual results, performance and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained in this prospectus as a result of various risks, uncertainties and other factors.  Important factors that could cause our actual results to differ materially from our expectations include, without limitation:

•	the uncertain market acceptance of our existing and future products;

•	our need for, and the availability of, additional capital in the future to fund our operations and the development of new products;

•	the success, timing and financial consequences of new strategic relationships or licensing agreements we may enter into;

•	rapid changes in Internet-based applications that may affect the utility and commercial viability of our products;

•	the timing and magnitude of expenditures we may incur in connection with our ongoing product development activities;

•	the level of competition from our existing competitors and from new competitors in our marketplace;

•	the regulatory environment for our products and services; and

•	other factors described below under “Risk Factors” and in the information incorporated by reference into this prospectus supplement.

Forward-looking statements speak only as of the date of this prospectus supplement. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the risk factors and financial statements included and incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our common stock.

Overview

AudioEye is an industry-leading software solution provider delivering website accessibility compliance at all price points to businesses of all sizes. Our solutions advance accessibility with patented technology that reduces barriers, expands access for individuals with disabilities, and enhances the user experience for a broader audience. We believe that, when implemented, our solution offers businesses and organizations the opportunity to reach more customers, improve brand image, build additional brand loyalty, and, most importantly, provide an accessible and usable web experience to the expansive and ever-growing global population of individuals with disabilities. AudioEye provides an always-on testing, remediation, and monitoring solution that continually improves conformance with the Web Content Accessibility Guidelines (“WCAG”), helping businesses and organizations comply with WCAG standards as well as applicable U.S., Canadian, Australian, and United Kingdom accessibility laws.

AudioEye stands out among its competitors because it delivers machine-learning/artificial intelligence (“AI”)-driven accessibility without fundamental changes to the website architecture. Our technology publishes more than one billion remediations daily, and our solution is trusted by some of the largest and most influential companies in the world, including ADP, Tommy Hilfiger, AMI, Samsung, Darden, Landry's and more. Government agencies, both at the federal level and state and local levels, have also integrated our software in their digital platforms, including the Federal Communications Commission and the Social Security Administration.

AudioEye primarily generates revenue through the sale of subscriptions for our software-as-a-service (“SaaS”) accessibility solution plans. Plans range in scale from “do-it-yourself” to “do-it-for-me.” All are backed by the power of AudioEye’s machine-learning/AI-driven technology that finds and fixes the most common accessibility errors. Do-it-yourself plans, AudioEye Starter and Pro, also equip site owners with the remediation tools needed to fix remaining issues, ensuring accessibility standards are met. Do-it-for-me, AudioEye Managed/Enterprise, is for those who want AudioEye to continuously ensure legal compliance and accessibility for users of all abilities. Managed and Enterprise also come with the AudioEye Trusted Certification, our attestation of a site owner’s commitment to digital inclusion as defined by WCAG success criteria, which mitigates a customer’s risk of a costly digital accessibility-related legal action. AudioEye also provides Mobile App and PDF remediation services.

AudioEye customers may purchase tiered plans directly through the AudioEye marketplace, in a platform partner marketplace, through a vertical Content Management System (“CMS”) authorized reseller, or by working directly with the AudioEye sales team:

•	The AudioEye marketplace offers Starter, Pro and Managed plans ideal for customers in any industry and is most effective for sites built on supported CMS platforms;

•	Certain platforms, such as Duda, natively integrate AudioEye Pro and Managed plans into their marketplace, enabling web creators to immediately build legally compliant, fully accessible websites;

•	Vertical CMS authorized resellers provide a website-hosting platform for their end-user customers, selling either AudioEye Pro or Managed accessibility solutions; and

•	Organizations with non-platform custom websites seeking a fully managed solution, engage directly with AudioEye sales personnel for custom pricing and solutions.

It is estimated that more than 500,000 websites are created daily, representing commerce, jobs, and key parts of everyday life, and yet, despite the ever-growing digital world, the percentage of websites providing digital accessibility is not improving. The overwhelming majority of current and new websites are not ADA / WCAG compliant and exclude individuals using assistive technology. AudioEye's mission is to eradicate access barriers and to bring websites into compliance and to support them into the future as the standards and regulations continue to evolve.

Recent Developments

On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. In an effort to protect the health and safety of our teammates, we took proactive action to adopt social distancing policies at all our locations, including working from home, and suspending teammate travel. Governments around the world have also enacted various measures, including orders to close all businesses not deemed “essential,” isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities.

The COVID-19 pandemic has negatively impacted the global and local economies and workforce participation. While we observed some impact of COVID-19 on our first half of 2020 financial results, we are uncertain of the significance of its impact on our future results as clients evaluate the impact of COVID-19 on their businesses, their profitability and liquidity. We continue to evaluate ways to shore up our liquidity for uncertain economic conditions ahead.

We are not immune to the effects of a global pandemic or a related macroeconomic slowdown. The same goes for our customers, many of whom are small businesses that have been disproportionately impacted by the current economic environment. In response, we have been proactive in providing options for pricing terms and other concessions on a temporary basis to help our customers withstand the financial impacts they may be experiencing. As a result of the pandemic, some of our customers have requested shorter term contracts, asked us to accept delayed payments or to forgive payments, and have sought price reductions. These factors have adversely affected, and may continue to adversely affect our revenue and collections and may become more material in the future if economic conditions worsen.

Nobody knows how long the current business environment will persist. However, it is our expectation that some of our COVID-19 related programs will need to continue for some time. In that case, it would be reasonable to expect more meaningful negative impacts to our financial and operating performance. More generally, based on what we know right now, we anticipate at least a near-term impact on our revenue, and collections as we expect our Account Receivables aging will continue to worsen. This in-turn may put further pressure on our liquidity in the short- to medium- term. We will continue to monitor the impact on our business and evaluate the value of our assets and assess them for any impairment resulting from the effects of the pandemic driven uncertainty in accordance with our policy.

The ultimate extent of the impact of the COVID-19 pandemic on our business operations, financial performance and results of operation, including our ability to execute our business strategies and initiatives in the expected time frame, is currently unknown and will depend on future developments, which are highly uncertain, continuously evolving and cannot be predicted. This includes, but is not limited to, the duration and spread of the COVID-19 pandemic, its severity, the actions to contain the virus or treat its impact, such as related restrictions on travel and transportation, and how quickly and to what extent normal economic and operating conditions can resume.

We will continue to actively monitor the situation and anticipate further actions altering our business operations that we determine will be in the best interests of our teammates, clients, partners, suppliers, and shareholders, or as required by federal, state, or local authorities. It is not clear what the potential effects of any such alterations or modifications may have on our business, including the effects on our clients, teammates, and prospects, or on our financial results for the remainder of 2020.

On August 13, 2020, we announced the pending appointment of Khurrum Malik as Chief Marketing Officer of the Company. Notwithstanding our previous announcement, Mr. Malik will not be joining the Company as Chief Marketing Officer.

Corporate Information

Our mailing address and executive offices are located at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, and our telephone number at that address is (866) 331-5324. Our website address is www.audioeye.com. Information contained on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement or any information incorporated by reference herein.

Additional information regarding AudioEye is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, as described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete description of the terms of our common stock, see “Description of Capital Stock” beginning on page 12 of the accompanying prospectus.

Issuer	AudioEye, Inc.

Common stock offered	shares of our common stock, par value $0.00001 per share (or shares if the underwriter exercises its option to purchase additional shares in full) (1)

Common stock to be outstanding after the completion of this offering	shares (or shares if the underwriter exercises its option to purchase additional shares in full) (1)

Underwriter’s option to purchase additional shares of common stock	We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional shares of our common stock from us.
Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. Pending the application of such net proceeds, we may invest such net proceeds in interest-bearing accounts and short-term marketable securities. See “Use of Proceeds.”

Risk factors	An investment in shares of our common stock involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2019 before making an investment decision.

NASDAQ Capital Market symbol	AEYE

 (1) Does not include, as of August 24, 2020, 1,648,285 shares of common stock issuable upon the settlement of outstanding restricted stock units and performance shares and the exercise of outstanding stock options; 125,853 shares of common stock issuable upon the exercise of outstanding warrants; 288,624 shares of common stock issuable upon conversion of shares of Series A Convertible Preferred Stock; or an additional    shares if the underwriter exercises its option to purchase additional shares in full.

RISK FACTORS

An investment in our common stock involves various risks. You should carefully consider all of the information contained in this prospectus supplement and the accompanying prospectus, together with all other information contained or incorporated by reference herein or therein, before investing in our common stock. In addition, you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequently filed Quarterly Reports on Form 10-Q. See “Where You Can Find More Information.” The risks incorporated herein by reference are those which we believe are the material risks that we face; however, additional risks, including those not presently foreseen by us or that we currently deem immaterial may also impair our business and operations. The trading price of our common stock could decline due to any of these risks, as well as risks currently unknown to us, and you may lose all or part of your investment in our common stock.

Our stock price is volatile and purchasers of our common stock could incur substantial losses.

The trading price of our common stock has been and may continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. We believe these factors include:

•	quarterly variations in our operating results compared to market expectations;
•	our raising or failure to raise additional capital;
•	our competitors’ technological innovations;
•	our failure to meet or exceed securities analysts’ expectations of our financial results;
•	a change in financial estimates or securities analysts’ recommendations;
•	changes in management’s or securities analysts’ estimates of our financial performance;
•	changes in market valuations of similar companies; and
•	repurchases of our common stock

The number of shares of our common stock available for future issuance or sale could adversely affect the per-share trading price of our common stock.

As of August 24, 2020, 9,300,587 shares of our common stock were outstanding. Upon completion of this offering, an additional shares of common stock, or an additional shares if the underwriter exercises its option to purchase additional              shares in full, will be issued and outstanding. As of the date of this prospectus supplement, there are 288,624 shares of common stock issuable upon conversion of shares of Series A Convertible Preferred Stock and 1,648,285 shares of common stock issuable upon the settlement of restricted stock units or performance shares or exercise of outstanding stock options, and we may issue additional equity awards from time to time. We have 249,481 shares available for future issuance under the AudioEye, Inc. 2019 Equity Incentive Plan.

We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares for resale in the open market will decrease the per-share trading price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay a price per share of our common stock that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on an offering price of $             per share of our common stock, if you purchase securities in this offering, you will experience immediate dilution of $             per share, representing the difference between the offering price per share of our common stock and our pro forma as adjusted net tangible book value per share after giving effect to this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $             million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, or approximately $             million if the underwriter’s option to purchase additional shares is exercised in full.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. We will have significant discretion in the use of any net proceeds. Pending the application of such net proceeds, we may invest the net proceeds temporarily in interest-bearing accounts and short-term marketable securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to restrictions on such ability to pay dividends, if any, set forth in the relevant terms of any preferred stock as may then be outstanding, and subject to applicable laws and compliance with applicable agreements, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value on June 30, 2020 was $(2,956,000) or $(0.32) per share of our common stock, based upon 9,113,000 shares issued and outstanding as of that date. “Net tangible book value per share” is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2020. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of         shares of our common stock in this offering at the offering price of $       per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020, would have been approximately $         , or $         per share. This represents an immediate increase in net tangible book value of $         per share to existing stockholders and immediate dilution in net tangible book value of $       per share to new investors purchasing our common stock in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Public Offering price per share of common stock			$
Net tangible book value per share as of June 30, 2020		$(0.32)
Increase in net tangible book value per share attributable to new investors	$
As adjusted net tangible book value per share as of June 30, 2020 after giving effect to this offering			$
Dilution in net tangible book value per share to investors in this offering			$

If the underwriter exercises its option to purchase additional shares in full, the as-adjusted net tangible book value per share after giving effect to this offering would be $           per share, and the dilution in net tangible book value per share to new investors purchasing common shares in this offering would be $          per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and table are based on 9,113,000 shares of our common stock outstanding as of June 30, 2020 and excludes as of that date:

•	1,501,863 shares of common stock issuable upon the vesting of outstanding restricted stock units and performance shares and the exercise of outstanding stock options; and

•	282,520 shares of common stock issuable upon the exercise of outstanding warrants;

•	287,000 shares of common stock issuable upon conversion of shares of Series A Convertible Preferred Stock; and

•	619,287 shares available for future issuance under the AudioEye, Inc. 2019 Equity Incentive Plan.

The above illustration of dilution per share to the investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or warrants to purchase shares of our common stock that will be outstanding after this offering. The exercise of outstanding options and warrants that will be outstanding after this offering having an exercise price less than the offering price will increase dilution to the new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

B. Riley Securities, Inc. is acting as underwriter of the offering. Subject to certain terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the              shares of common stock.

The underwriter is committed to purchase all of the shares under the underwriting agreement, if any are purchased, other than those shares covered by the underwriter’s option to purchase additional shares of common stock as hereinafter described. The obligations of the underwriter under the underwriting agreement may be terminated upon the occurrence of certain stated events. We have granted the underwriter an option to purchase up to an additional             shares from us (up to 15% of the shares of common stock in this offering). The underwriter may exercise that option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The underwriter proposes to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $              per share.

The underwriting fee is equal to the public offering price per share of common stock, less the amount paid by the underwriter to the Company per share of common stock. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

Per Share		Total Without Option		Total with Option
Public offering price	$		$
Underwriting discounts and commissions payable by us	$		$
Proceeds, before expenses, to us	$		$

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $             , which will be paid by us. In addition, we have agreed to reimburse the underwriter for certain of their expenses, including reasonable fees of counsel, in an amount not to exceed $50,000.

The underwriter does not expect sales to discretionary accounts to exceed 5% of the total number of shares offered.

We have agreed to indemnify the underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”) the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate proceeds of the offering.

Lock-Up Agreements

Our executive officers and directors have agreed not to sell or transfer any of our common stock or securities convertible into, exchangeable for, exercisable for, or repayable with our common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of B. Riley Securities, Inc. Specifically, such persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The restrictions described above shall not apply to the conversion or exchange of convertible or exchangeable options, warrants, performance units or other securities convertible into or exchangeable for common stock of the Company outstanding as of the date of this prospectus supplement, sales pursuant to 10b5-1 plans, dispositions upon a change of control, forfeitures of common stock to satisfy withholding obligations upon the vesting of equity awards, bona fide gifts or transfers to family members or trusts for the direct or indirect benefit of the director or executive officer, or his or her family members, provided in each case that the transferee agrees in writing to be bound by the terms of the lock-up agreement and will also not apply to shares sold in certain instances based on withholding taxes for maturity of restricted stock.

Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriter may effect certain transactions in shares of our common stock in the open market in order to prevent or retard a decline in the market price of our common stock while this offering is in progress. These transactions may include short sales, purchases to cover positions created by short sales, and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that has not been covered by subsequent purchases. “Covered” shorts are short positions in an amount not greater than the underwriter’s option to purchase additional shares, if applicable, and “naked” shorts are short positions in excess of that amount. In determining the source of shares to close out a “covered” short, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. A “covered” short may be covered by either exercising the underwriter’s option, if applicable, or purchasing shares in the open market. A “naked” short is more likely to be created if underwriter are concerned that there may be downward pressure on the price of our common stock in the open market prior to the completion of the offering, and may only be closed out by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriter in the open market prior to the completion of the offering.

In addition, the underwriter may, pursuant to Regulation M of the Securities Act, also impose a penalty bid, which is when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or slowing a decline in the market price of our common stock, and together with the imposition of a penalty bid, may stabilize, maintain, or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. If these activities are commenced by the underwriter, they may be discontinued at any time. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market, or otherwise.

Electronic Distribution

In connection with this offering, the underwriter may distribute prospectuses by electronic means, such as email. In addition, the underwriter may facilitate Internet distribution for this offering to certain of their Internet subscription customers, and allocate a limited number of shares for sale to their online brokerage customers. A prospectus in electronic format is being made available on the website maintained by the underwriter of this offering. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not a part of the prospectus or the registration statement, of which this prospectus forms a part.

Other Relationships

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, investment research, hedging, financing, and brokerage activities. The underwriter and its respective affiliates have, from time to time, performed, and may provide from time to time in the future, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.

In addition, in the ordinary course of its various business activities, the underwriter and its respective affiliates may from time to time effect transactions for its own account or the account of its customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities (including related derivative securities) and financial instruments (including bank loans), and may continue to do so in the future. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Nasdaq Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “AEYE”.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares of common stock offered and sold in this offering will be passed upon for us by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota. The NBD Group, Inc. is acting as counsel to the underwriter.

EXPERTS

Malone Bailey LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and December 31, 2018, as set forth in their report, which is incorporated herein by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Malone Bailey’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to you through a database maintained by the SEC at http://www.sec.gov. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information in such registration statement. You may read or obtain a copy of the accompanying prospectus and the registration statement, including exhibits, from the SEC in the manner described above.

Documents may also be available on our website at www.audioeye.com. We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 15, 2020 and the fiscal quarter ended June 30, 2020 filed with the SEC on August 13, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 17, 2020, March 2, 2020, March 23, 2020, April 7, 2020, April 21, 2020, May 20, 2020, May 22, 2020, June 4, 2020, July 20, 2020 and August 18, 2020 (as amended on August 24, 2020) (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise); and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC September 4, 2018.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus supplement is a part. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC (including, without limitation, any information furnished under Item 2.07 or Item 7.01 of any Current Report on Form 8-K).

Any statement contained in this prospectus supplement or in a document incorporated by reference in this prospectus supplement shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

AudioEye, Inc.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(866) 331-5324

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

$7,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Rights

Units

We may offer and sell from time to time, in one or more offerings, up to $7,000,000 in the aggregate of debt securities, common stock, preferred stock, warrants, rights or units consisting of any two or more of such securities. This prospectus provides a general description of the securities that may be offered.

Each time we offer and sell securities, we will provide specific terms of the securities to be offered and sold (including the amounts, prices and other terms) in a supplement to this prospectus (which may include, but is not limited to, an at-the-market sales agreement prospectus). This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “AEYE.” As of March 31, 2020, the closing price of our common stock was $4.44. Each prospectus supplement offering any securities other than our common stock will state whether those securities are listed or will be listed on the NASDAQ Capital Market or any other securities market or other exchange.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, directly to purchasers or in any manner specified in a prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities, see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

You should read carefully this prospectus and the documents incorporated by reference in this prospectus before you invest. Investing in these securities involves significant risks. See “Risk Factors” on page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 15, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $7,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” below.

You should only rely on the information contained in this prospectus and any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The information contained in this prospectus and any prospectus supplement is complete and accurate only as of the date on its respective front cover, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or as of the date of such statement contained in the respective documents incorporated by reference herein, respectively, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances even though our situation may change in the future.

THE COMPANY

AudioEye is an industry-leading software solution provider delivering website accessibility compliance at all price points to businesses of all sizes. Our solutions advance accessibility with patented technology that reduces barriers, expands access for individuals with disabilities, and enhances the user experience for a broader audience. We believe that, when implemented, our solution offers businesses and organizations the opportunity to reach more customers, improve brand image, build additional brand loyalty, and, most importantly, provide an accessible and usable web experience to the expansive and ever-growing global population of individuals with disabilities. AudioEye provides an always-on testing, remediation, and monitoring solution that continually improves conformance with the Web Content Accessibility Guidelines (WCAG), helping businesses and organizations comply with WCAG standards as well as applicable U.S., Canadian, Australian, and United Kingdom accessibility laws.

AudioEye stands out among its competitors because it delivers machine-learning/artificial intelligence (“AI”) driven accessibility without fundamental changes to the website architecture. Our technology publishes more than one billion remediations daily, and our solution is trusted by some of the largest and most influential companies in the world, including Uber, ADP, Tommy Hilfiger, AMI and more. Government agencies, both at the federal level and state and local levels, have also integrated our software in their digital platforms.

AudioEye generates revenue through the sale of subscriptions for our software-as-a-service (“SaaS”) accessibility solution plans. Plans range in scale from “do-it-yourself” to “do-it-for-me.” All are backed by the power of AudioEye’s machine-learning/AI-driven technology that finds and fixes the most common accessibility errors. Do-it-yourself plans, AudioEye Starter and Pro, also equip site owners with the remediation tools needed to fix remaining issues, ensuring accessibility standards are met. Do-it-for-me, AudioEye Managed and Enterprise, is for those who want AudioEye to continuously ensure legal compliance and accessibility for users of all abilities. Managed and Enterprise also come with the AudioEye Trusted Certification, our attestation of a site owner’s commitment to digital inclusion as defined by WCAG success criteria, which mitigates a customer’s risk of a costly digital accessibility-related legal action.

AudioEye customers may purchase tiered plans directly through the AudioEye marketplace, in a platform partner marketplace, through a vertical Content Management System (“CMS”) authorized reseller, or by working directly with the AudioEye sales team:

•	The AudioEye marketplace offers Starter, Pro and Managed plans ideal for customers in any industry and is most effective for sites built on supported CMS platforms;

•	Certain platforms, such as Duda, natively integrate AudioEye Pro and Managed plans into their marketplace, enabling web creators to immediately build legally compliant, fully accessible websites;

•	Vertical CMS authorized resellers provide a website-hosting platform for their end-user customers, selling either AudioEye Pro or Managed accessibility solutions; and

•	Organizations with non-platform custom websites seeking a fully managed solution, engage directly with AudioEye sales personnel for custom pricing and solutions.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K filed for the period ended December 31, 2019 and any updates in our subsequently filed Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

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FORWARD-LOOKING STATEMENTS

The prospectus, including the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1985. These forward-looking statements relate to, among other things:

•	the uncertain market acceptance of our existing and future products;

•	our need for, and the availability of, additional capital in the future to fund our operations and the development of new products;

•	the success, timing and financial consequences of new strategic relationships or licensing agreements we may enter into;

•	rapid changes in Internet-based applications that may affect the utility and commercial viability of our products;

•	the timing and magnitude of expenditures we may incur in connection with our ongoing product development activities;

•	the level of competition from our existing competitors and from new competitors in our marketplace; and

•	the regulatory environment for our products and services.

These statements relate to future events or future financial performance, and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue”, or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. These statements are only predictions.

Factors that may cause our actual results to differ materially from those expressed or implied in forward-looking statements include, among others, changes in general economic and business conditions and the risks and other factors set forth in “Item 1A—Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and any updates in our subsequently filed Quarterly Reports on Form 10-Q.

Our actual results may be materially different from what we expect. Therefore, you should not rely upon forward-looking statements as predictions of future events. We undertake no duty to update or revise such forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital requirements. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors, including the timing of additional regulatory approvals and new product introductions. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and use of the net proceeds of this offering.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of AudioEye, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the Registration Statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which debt securities are issued as supplemented by any supplemental indenture applicable to such debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

The following description is a summary of the material provision of the indenture. It does not restate the terms of the indenture in their entirety. The indenture is governed by the Trust Indenture Act of 1939. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

Information You Will Find In The Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;
•	any limit on the aggregate principal amount of the debt securities of the series;
•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;
•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;
•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;
•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;
•	the place or places where the principal and interest on the series of debt securities will be payable;
•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;
•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;
•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;
•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;
•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;
•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

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•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;
•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;
•	any addition to or change in the events of default with respect to the debt securities of the series;
•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;
•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;
•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;
•	any other terms of the debt securities of the series which are not prohibited by the indenture; and
•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the applicable prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in the applicable prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•	any discounted debt securities; and
•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

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Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depository for the registered global security to a nominee of the depository;
•	by a nominee of the depository to the depository or another nominee of the depository; and
•	by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and
•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of AudioEye, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

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•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;
•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;
•	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or
•	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•	the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and
•	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by AudioEye

The indenture includes covenants by us, including among other things that we will make all payments of principal, or premium, if any, and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;
•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;
•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;
•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;
•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and
•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

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After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;
•	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;
•	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;
•	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture that may be defective or inconsistent with any other provision contained therein;
•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•	to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;
•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;
•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and
•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the final maturity of the principal of, or any installment of interest on, any debt securities;
•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;
•	change the currency in which any debt securities are payable;
•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;
•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;
•	reduce any premium payable upon the redemption of any debt securities; or

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•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may satisfy and discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) either (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions), or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities; (ii) we have paid or caused to be paid all other sums payable under the indenture by us; and (iii) we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture relating to the satisfaction and discharge have been complied with.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;
•	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and
•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture (except that such opinion of counsel need not opine as to the matters set forth in the second bullet-point above).

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

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No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of AudioEye, as such, shall have any liability for any obligations of AudioEye under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of AudioEye. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities.

The indenture contains limitations on the right of the trustee, should it become a creditor of AudioEye, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with, within the meaning of the Trust Indenture Act, any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

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DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 60,000,000 shares of capital stock, par value $0.00001 per share, divided into two classes designated, respectively, “common stock” and “preferred stock.” Of such shares authorized, 50,000,000 shares are designated as common stock, and 10,000,000 shares are designated as preferred stock.

The following is a summary of the material terms of our capital stock and certain provisions of our amended and restated certificate of incorporation, as amended (our “amended and restated certificate of incorporation”) and amended and restated bylaws. It also summarizes some relevant provisions of the Delaware General Corporation Law, which we sometimes refer to as Delaware law. Since the terms of our amended and restated certificate of incorporation and amended and restated bylaws, and Delaware law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read our amended and restated certificate of incorporation or amended and restated bylaws, they are on file with the SEC, as described under the heading “Where You Can Find Additional Information” below.

Common Stock

As of March 31, 2020, there were 8,876,553 shares of common stock outstanding that were held of record by 234 stockholders.

Voting Rights. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. On any matter presented to the stockholders of the Company, holders of our Series A Convertible Preferred Stock (the “Series A Preferred”), described below, are entitled to cast the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred are convertible as of the record date to vote on such matter. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.

Dividend Rights. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore, subject to restrictions on such ability to pay dividends, if any, set forth in the relevant terms of any preferred stock as may then be outstanding. Cash dividends are at the sole discretion of our board of directors. Each holder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The Series A Preferred bears dividends at a rate of 5% percent (5.0%) per annum, which are cumulative and accrue daily from the date of issuance on the $10.00 stated value, whether or not earned or declared. As of December 31, 2019, cumulative and unpaid dividends were $245,240. The Series A Certificate of Designations does not contain a provision that restricts our ability to pay dividends on the common stock even if there are accrued and unpaid dividends on the Series A Preferred.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. The Series A Preferred ranks senior to our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. As a result, no such distributions or payments may be made to the holders of our common stock upon the liquidation, dissolution and winding up of the Company unless and until the holders of Series A Preferred have received the stated value of $10.00 per share plus any accrued and unpaid dividends as to such shares of Series A Preferred. At December 31, 2019, the total liquidation preference was valued at $1,295,240.

Other Rights and Preferences. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. So long as any shares of Series A Preferred remain outstanding, neither we or any of our subsidiaries may redeem, purchase or otherwise acquire any material amount of junior securities, which includes shares of our common stock.

Preferred Stock

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, conversion rights, voting rights, and whether the preferred stock can be issued as a share dividend with respect to another class or series of shares, all without any vote or other action on the part of stockholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

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A prospectus supplement relating to any shares of preferred stock being offered will include specific terms relating to the offering, including a description of any other securities sold together with the preferred stock. These items may include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•	the dividend rate on the shares of the series (if any), the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	the preferential amount, if any, payable upon the shares of the series in the vent of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable

•	any terms relating to the amendment of the certificate of designation related thereto;

•	information with respect to book-entry procedures, if any;

•	where the shares of such series will be listed for trading on any national securities exchange.

•	a discussion of any material federal income tax considerations; and

•	any other material terms of the shares, including terms, procedures, and limitations relating to the transferability (including use of a transfer agent) and exchange thereof.

As described below, as of the date of this prospectus, we had authorized the issuance of up to 200,000 shares in the aggregate of Series A Preferred, leaving an aggregate of 9,800,000 shares of preferred stock authorized but undesignated.

Series A Convertible Preferred Stock

Pursuant to authority granted to our board of directors in our certificate of incorporation, we filed a Certificate of Designations of Series A Preferred Stock (the “Series A Certificate of Designations”) designating 200,000 shares in the aggregate of our Series A Preferred, of which 105,000 shares remain issued and outstanding as of March 30, 2020.

The Series A Preferred bears dividends at a rate of 5% percent (5.0%) per annum, which are cumulative and accrue daily from the date of issuance on the $10.00 stated value, whether or not earned or declared. As of December 31, 2019, cumulative and unpaid dividends were $245,240, or equivalent to 55,927 shares of our common stock based on a conversion price of $4.385 per share.

On any matter presented to the stockholders of the Company, holders of the Series A Preferred are entitled to cast the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred are convertible as of the record date to vote on such matter. As long as any shares of Series A Preferred are outstanding, we are subject to certain restrictions on share repurchases or amendments to the our certificate of incorporation in a manner that adversely affects any rights of the Series A Preferred holders.

Each share of Series A Preferred is convertible at the option of the holder from and after the original date of issuance, at a conversion price of $4.385 per share, subject to adjustment as set forth in the in the event of stock splits, dividends, certain pro rata distributions and fundamental transactions such mergers, sales of all or substantially all of our assets or similar transactions. We may redeem the Series A Preferred at any time for an amount equal to $12.50 (125% of the stated value) plus accumulated dividends.

The Series A Preferred ranks senior to our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. No such distributions or payments upon the liquidation, dissolution and winding up of the Company may be made to the holders of common stock unless and until the holders of Series A Preferred have received the stated value of $10.00 per share plus any accrued and unpaid dividends. At December 31, 2019, the total liquidation preference was valued at $1,295,240.

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Anti-Takeover Provisions

We are governed by the Delaware General Corporation Law (“DGCL”). Certain provisions of the DGCL and our certificate of incorporation and bylaws could make more difficult our acquisition by means of a tender offer, a proxy contest or otherwise.

Vacancies on Board of Directors

Our certificate of incorporation provides that any newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board.

Stockholder Meetings

Under our certificate of incorporation and subject to the rights of holders of preferred stock, if any, only a majority of the members of the board of directors, the chairman of the board of directors or the chief executive officer or the president may call special meetings of stockholders. This provision will make it more difficult for stockholders to take action opposed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may issue additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

The overall effect of the foregoing provisions may be to deter a future tender offer. Our stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.

Business Combinations

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

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Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “AEYE.”

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer. Its address is 3200 Cherry Creek Drive, Suite 430, Denver, Colorado, 80209, and its telephone number is (303) 282-4800.

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DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase preferred stock, common stock or other securities or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These items will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount, and terms of the common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

As of December 31, 2019, there were warrants outstanding to purchase 424,708 shares of common stock at a weighted average exercise price of $5.31.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described in the heading “Where You Can Find Additional Information” below.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares, purchase contracts, or warrants. These rights may be issued independently or together with any other security and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of common stock, preferred stock, depositary shares, purchase contracts, or warrants upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock, depositary shares, purchase contracts, or warrants which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The descriptions of the rights and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under units agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions that may be included in the applicable unit agreements. These descriptions do not restate the terms of any such agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, will define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of any units and will be available as described under the heading “Where You Can Find Additional Information” below.

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PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus in any manner specified in a prospectus supplement or in any of the following manners:

•	directly to purchasers;

•	to or through underwriters;

•	through dealers or agents; or

•	through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If underwriters are used in an offering, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

Each series of securities is expected to be a new issue of securities with no established trading market, other than the common stock which is listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bryan Cave Leighton Paisner LLP, Santa Monica, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 included in this prospectus have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1–800–SEC–0330 for further information on the operation of its Public Reference Room.

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can get a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.audioeye.com, under “Investors—SEC Filings.” We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this prospectus, except for any information directly superseded by information subsequently filed with the SEC and incorporated in this prospectus.

We incorporate by reference into this prospectus the following documents (SEC File No. 001-38640) which contain important information about us and our business and financial results:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020;
•	our Current Reports on Form 8-K filed with the SEC on January 17, 2020, March 2, 2020 and March 23, 2020 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise); and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC September 4, 2018.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) prior to the termination of the offering of the securities to which this prospectus relates (including documents filed after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement). These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may get copies of any of the document incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling our Corporate Secretary at AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, (866) 331-5324.

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Shares

Common Stock

PROSPECTUS SUPPLEMENT

B. RILEY FBR

August      , 2020